                                 TERM LOAN AGREEMENT


                                        among


                                DOBSON TOWER COMPANY,
                                       BORROWER

                                         and

                                  NATIONSBANK, N.A.,
                                        LENDER


                                     $17,500,000

                            DATED AS OF DECEMBER 23, 1998

                                  TABLE OF CONTENTS
                                                                          Page

SECTION 1   DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . . . . . .1
      1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.2   Number and Gender of Words; Other References . . . . . . . . . .7
      1.3   Accounting Principles. . . . . . . . . . . . . . . . . . . . . .8

SECTION 2   LOAN.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

SECTION 3   TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . .8
      3.1   Loan Accounts, Notes, and Payments . . . . . . . . . . . . . . .8
      3.2   Interest and Principal Payments. . . . . . . . . . . . . . . . .8
      3.3   Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . .8
      3.4   Interest Calculations. . . . . . . . . . . . . . . . . . . . . .9
      3.5   Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . .9
      3.6   Order of Application . . . . . . . . . . . . . . . . . . . . . .9
      3.7   Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
      3.8   Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . .9
      3.9   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 4   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      4.1   Treatment of Fees. . . . . . . . . . . . . . . . . . . . . . . 10
      4.2   Upfront Fees . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 5.  SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      5.1   Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      5.2   Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      5.3   Future Liens . . . . . . . . . . . . . . . . . . . . . . . . . 10
      5.4   Release of Collateral. . . . . . . . . . . . . . . . . . . . . 11
      5.5   Negative Pledge of Companies . . . . . . . . . . . . . . . . . 11
      5.6   Negative Pledge of Guarantors. . . . . . . . . . . . . . . . . 11
      5.7   Control; Limitation of Rights. . . . . . . . . . . . . . . . . 11

SECTION 6   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . 12
      6.1   Conditions Precedent to Closing. . . . . . . . . . . . . . . . 12

SECTION 7   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 12
      7.1   Purpose of Term Loan . . . . . . . . . . . . . . . . . . . . . 12
      7.2   Existence, Good Standing, Authority, and Authorizations. . . . 12
      7.3   Subsidiaries; Capital Stock. . . . . . . . . . . . . . . . . . 13
      7.4   Authorization and Contravention. . . . . . . . . . . . . . . . 13
      7.5   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . 13
      7.6   Litigation, Claims, Investigations . . . . . . . . . . . . . . 13
      7.7   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      7.8   Environmental Matters. . . . . . . . . . . . . . . . . . . . . 14
      7.9   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 14
      7.10  Properties; Liens. . . . . . . . . . . . . . . . . . . . . . . 14
      7.11  Government Regulations . . . . . . . . . . . . . . . . . . . . 14
      7.12  Transactions with Affiliates . . . . . . . . . . . . . . . . . 14
      7.13  Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      7.14  Material Agreements; Management Agreements . . . . . . . . . . 14
      7.15  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

      7.16  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 15
      7.17  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      7.18  Intellectual Property. . . . . . . . . . . . . . . . . . . . . 15
      7.19  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 15
      7.20  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . 15
      7.21  Tradename. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      7.22  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . 15
      7.23  Towers Acquisition . . . . . . . . . . . . . . . . . . . . . . 16
      7.24  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      7.25  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 8   COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      8.1   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 16
      8.2   Items to be Furnished. . . . . . . . . . . . . . . . . . . . . 16
      8.3   Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . 17
      8.4   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      8.5   Payment of Obligations . . . . . . . . . . . . . . . . . . . . 18
      8.6   Maintenance of Existence, Assets, and Business . . . . . . . . 18
      8.7   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      8.8   Preservation and Protection of Rights. . . . . . . . . . . . . 19
      8.9   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 19
      8.10  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . 19
      8.11  Debt and Guaranties. . . . . . . . . . . . . . . . . . . . . . 19
      8.12  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      8.13  Transactions with Affiliates . . . . . . . . . . . . . . . . . 20
      8.14  Compliance with Laws and Documents . . . . . . . . . . . . . . 20
      8.15  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      8.16  Fiscal Year and Accounting Methods . . . . . . . . . . . . . . 21
      8.17  Government Regulations . . . . . . . . . . . . . . . . . . . . 21
      8.18  Loans, Advances, and Investments . . . . . . . . . . . . . . . 21
      8.19  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 21
      8.20  Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . 21
      8.21  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . 21
      8.22  Towers Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 21
      8.23  Sale-Leaseback Financings. . . . . . . . . . . . . . . . . . . 22
      8.24  Mergers and Dissolutions; Sale of Capital Stock. . . . . . . . 22
      8.25  New Business . . . . . . . . . . . . . . . . . . . . . . . . . 22
      8.26  Amendments to Documents. . . . . . . . . . . . . . . . . . . . 22
      8.27  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 9   DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      9.1   Payment of Obligation. . . . . . . . . . . . . . . . . . . . . 22
      9.2   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      9.3   Debtor Relief. . . . . . . . . . . . . . . . . . . . . . . . . 23
      9.4   Judgments and Attachments. . . . . . . . . . . . . . . . . . . 23
      9.5   Government Action. . . . . . . . . . . . . . . . . . . . . . . 23
      9.6   Misrepresentation. . . . . . . . . . . . . . . . . . . . . . . 23
      9.7   Change of Management . . . . . . . . . . . . . . . . . . . . . 23
      9.8   Change of Control. . . . . . . . . . . . . . . . . . . . . . . 23
      9.9   Authorizations . . . . . . . . . . . . . . . . . . . . . . . . 23
      9.10  Default Under Other Debt and Agreements. . . . . . . . . . . . 24
      9.11  Validity and Enforceability of Loan Papers . . . . . . . . . . 24
      9.12  Material Adverse Effect. . . . . . . . . . . . . . . . . . . . 24
      9.13  Environmental Liability. . . . . . . . . . . . . . . . . . . . 24

      9.14  Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 10  RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . 25
      10.1  Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . 25
      10.2  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      10.3  Performance by Lender. . . . . . . . . . . . . . . . . . . . . 25
      10.4  Delegation of Duties and Rights. . . . . . . . . . . . . . . . 25
      10.5  Not in Control . . . . . . . . . . . . . . . . . . . . . . . . 25
      10.6  Course of Dealing. . . . . . . . . . . . . . . . . . . . . . . 26
      10.7  Cumulative Rights. . . . . . . . . . . . . . . . . . . . . . . 26
      10.8  Application of Proceeds. . . . . . . . . . . . . . . . . . . . 26
      10.9  Certain Proceedings. . . . . . . . . . . . . . . . . . . . . . 26
      10.10 Limitation of Rights . . . . . . . . . . . . . . . . . . . . . 26
      10.11 Expenditures by Lender . . . . . . . . . . . . . . . . . . . . 26
      10.12 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 27
      11.1  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      11.2  Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . 27
      11.3  Communications . . . . . . . . . . . . . . . . . . . . . . . . 28
      11.4  Form and Number of Documents . . . . . . . . . . . . . . . . . 28
      11.5  Exceptions to Covenants. . . . . . . . . . . . . . . . . . . . 28
      11.6  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
      11.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 28
      11.8  Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . 28
      11.9  Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
      11.10 Jurisdiction; Venue; Service of Process; Jury Trial. . . . . . 29
      11.11 Amendments, Consents, Conflicts, and Waivers . . . . . . . . . 29
      11.12 Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . 30
      11.13 Successors and Assigns.. . . . . . . . . . . . . . . . . . . . 30
      11.14 Discharge Only Upon Payment in Full; Reinstatement in Certain
            Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . 30

                             SCHEDULES AND EXHIBITS


Schedule 6.1                  -     Conditions Precedent to Closing
Schedule 7.2                  -     FCC and PUC Licenses
Schedule 7.3                  -     Capital Stock and Partnership Interests
Interests
Schedule 7.14                 -     Material Agreements

Exhibit A               -     Form of Term Note
Exhibit B               -     Form of Guaranty
Exhibit C               -     Form of Pledge, Assignment, and Security
Agreement
Exhibit D-1                   -     Form    of    Opinion    of    Counsel    of
Borrower
Exhibit D-2                   -     Form  of  Opinion  of  Special   Regulatory
Counsel


                              TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT is entered into as of December 23, 1998, among DOBSON TOWER COMPANY, an Oklahoma corporation ("BORROWER"), and NATIONSBANK, N.A., as Lender ("LENDER").

                                   RECITALS

A. Borrower is a newly-formed, Wholly-owned Subsidiary of Dobson Communications Corporation and has requested that Lender extend credit to Borrower in the form of this Term Loan Agreement, providing for a 364-day term loan in the original principal amount of $17,500,000.

      B. Upon and subject to the terms and conditions of this Agreement, Lender is willing to make such loan to Borrower.

      Accordingly, in consideration of the mutual covenants contained herein, Borrower and Lender agree, as follows:

SECTION 1   DEFINITIONS AND TERMS.

      1.1   DEFINITIONS.  As used herein:

      AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

      AGREEMENT means this Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

      ASSUMED TAXES means, with respect to any asset sale, an amount equal to such percentage as Borrower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to any asset sale.

      AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable
PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any Tower.

      BASE RATE means a per annum rate of interest equal to 8.00%.

      BORROWER is defined in the preamble to this Agreement.

      BUSINESS DAY means for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas.
      CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

      CLOSING DATE means the date upon which this Agreement has been executed by Borrower and Lender and all conditions precedent specified in SECTION 6.1 have been satisfied or waived.

      CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH the rules and regulations promulgated thereunder.

      COLLATERAL has the meaning set forth in SECTION 5.1.

      COLLATERAL DOCUMENTS means all security agreements, pledge agreements, assignments of partnership interests, and Guaranties at any time delivered to Lender to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

      COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $17,500,000.

      COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation, which owns all of the issued and outstanding shares of capital stock of Borrower.

      COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

      COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

      DCC LIMITED PARTNERSHIP, means Dobson CC Limited Partnership, a limited partnership formed under the laws of the state of Oklahoma.

      DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES
(a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE
(a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder.

      DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

      DEFAULT is defined in SECTION 9.

      DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the sum of the Base Rate PLUS 2% AND (b) the Maximum Rate.

      DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

      DOLLARS and the symbol $ means lawful money of the United States of America.

      EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

      ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C.
Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C.
Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

      ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

      ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

      EXECUTIVE MANAGEMENT TEAM means Everett Dobson, Bruce Knooihuizen, and Edward Evans.

      EXHIBIT means an exhibit to this Agreement unless otherwise specified.

      FAMILY TRUSTS means collectively Everett R. Dobson Irrevocable Family Trust, Stephen T. Dobson Irrevocable Family Trust, and Robbin L. Dobson Irrevocable Family Trust.
      FCC means the Federal Communications Commission and any successor regulatory body.

      GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

      GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

      GUARANTOR means DCC Limited Partnership, the Family Trusts, RLD, Inc, Everett R. Dobson, and any other Person, including, but not limited to, any Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

      GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Papers; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Papers.

      HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

      LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

      LENDER is defined in the preamble of this Agreement.

      LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      LITIGATION means any action by or before any Governmental Authority.

      LOAN PAPERS means (a) this Agreement, the Notes, and the Collateral Documents, (b) all agreements, documents, or instruments in favor of Lender ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

      MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Company or any Guarantor to perform any of its payment or other material obligations under the Loan Papers or the ability of Lender to enforce any such obligations or any of their its Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of any Company or any Guarantor, either singly or in the aggregate, or (c) Default or Potential Default.

      MATERIAL AGREEMENT means any contract material to the respective business of the Companies, including the Towers Lease.

      MATURITY DATE means December 22, 1999.

      MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

      NET CASH PROCEEDS means with respect to any asset sale, cash (freely convertible into Dollars) received, on or after the date of consummation of any asset sale, by any Company from such asset sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such asset sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with the asset sale), and, (iii) deduction of appropriate amounts to be provided by any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such asset sale, which liabilities are associated with the assets being sold, including, without limitation, liabilities related to environmental matters or against any indemnification obligations associated with the asset sale.

      NOTE means the promissory note substantially in the form of the attached EXHIBIT A, and all renewals, extensions, modifications, rearrangements thereof and any and all substitutions therefor.

      OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender, or any Affiliate of Lender by any Company or Guarantor arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

      PERMITTED DEBT means Debt permitted under SECTION 8.11 as described in such Section.

      PERMITTED LIENS means Liens permitted under SECTION 8.12 as described in such Section.

      PERSON means any individual, entity, or Governmental Authority.

      POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

      PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of the Term Loan.

      PRIVATE BANK LOANS means loans of up to $31,200,000 from NationsBank, N.A. to DCC Limited Partnership, which loans are secured by a pledge of certain shares of Communications stock owned by DCC Limited Partnership.

      PUC means any state or local regulatory agency or Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

      REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

      RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan

Papers, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Lender.

      RIGHTS means rights, remedies, powers, privileges, and benefits.

      SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

      SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

      SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own fifty percent (50%) or more of the issued and outstanding partnership interests.

      SYGNET means Sygnet Communications, Inc., an Ohio corporation and a Wholly-owned Subsidiary of Sygnet Wireless, Inc., the successor by merger with Dobson/Sygnet Operating Company.

      TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into between Communications and its Subsidiaries.

      TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

      TERM LOAN has the definition given is SECTION 2.

      TOWERS means substantially all cellular transmission towers owned by Sygnet acquired by Borrower pursuant to the Towers Acquisition.

      TOWERS ACQUISITION means the acquisition of the Towers by Borrower from Sygnet on terms and conditions satisfactory to Lender.

      TOWERS ACQUISITION AGREEMENT means the agreement between Borrower and Sygnet dated December 23, 1998, in which Borrower agrees to buy the Towers from Sygnet, which agreement is in form and upon terms acceptable to Lender.

      TOWERS ACQUISITION DOCUMENTS means the Towers Acquisition Agreement, the Towers Lease, and all other documents delivered pursuant thereto or in connection with the consummation of the Towers Acquisition or execution and performance of the Towers Lease.

      TOWERS LEASE means the Master Site License Agreement, and collectively, the Site Licenses, dated December 23, 1998, between Borrower and Sygnet, whereby Borrower leases the Towers to Sygnet, which agreement is in form and upon terms acceptable to Lender.

      TOWERS SALE means a sale of all or any of the Towers by Borrower to a non-Affiliate on terms and conditions satisfactory to Lender.

      TOWERS SALE AGREEMENT means any agreement between Borrower and a non-Affiliate, in which Borrower agrees to sell to such non-Affiliate, one or more Towers subject to the Towers Lease, which agreement must be in form and upon terms acceptable to Lender.

      TOWERS SALE DOCUMENTS means, with respect to any Towers Sale, the related Towers Sale Agreement and all other documents delivered pursuant thereto or in connection with the consummation of such Towers Sale.

      WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

      1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions,
(f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

      1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Papers, if any, shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

SECTION 2   LOAN.    Subject to the provisions in the Loan Papers, Lender
agrees to lend to Borrower in a single advance on the Closing Date, the sum of $17,500,000 (the "TERM LOAN"). The Term Loan shall bear interest at a rate equal to the Base Rate. Once repaid, Borrower may not reborrow any portion of the Term Loan.

SECTION 3   TERMS OF PAYMENT.

      3.1   LOAN ACCOUNTS, NOTES, AND PAYMENTS.

            (a) The Principal Debt owed to Lender shall be evidenced by the Note, payable to Lender in the maximum amount of the Commitment.

            (b) Each payment or prepayment on the Obligation is due and must be paid at Lender's principal office in Dallas in funds which are or will be available for immediate use by Lender by 12:00 noon Dallas, Texas time on the day due. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Payments received after such time shall be deemed received on the next Business Day.

      3.2   INTEREST AND PRINCIPAL PAYMENTS.

            (a) Interest on the Term Loan shall be due and payable as it accrues on March 31, 1999, June 30, 1999, September 30, 1999, and the Maturity Date.

            (b)   The Principal Debt is due and payable on the Maturity Date.

            (c) Borrower shall make a mandatory prepayment of the Principal Debt concurrently with the consummation of any asset sale, including, without limitation, any Towers Sale, in an amount equal to 100% of the Net Cash Proceeds realized by Borrower from such asset sale.

            (d) After giving Lender advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Lender by 12:00 noon Dallas, Texas time on the Business Day of a prepayment; (ii) each such partial prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $100,000 thereof; and (iii) all accrued interest on the Principal Debt being prepaid must also be paid in full, to the date of such prepayment. Each notice of prepayment shall specify the prepayment date and amount to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

      3.3 DEFAULT RATE. At the option of Lender and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

      3.4 INTEREST CALCULATIONS. All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed computed on the basis of a year of 365 or 366 days, as the case may be. All interest rate determinations and calculations by Lender shall be conclusive and binding absent manifest error.

      3.5 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, Lender shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund such excess, and, in such event, Lender shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

      3.6 ORDER OF APPLICATION. Any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Lender has not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the remaining Principal Debt in the order and manner as Lender deems appropriate; and (iv) to the remaining Obligation in the order and manner as Lender deems appropriate.

      3.7 OFFSET. Upon the occurrence and during the continuance of a Default, Lender shall be entitled to exercise the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower or any Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, Lender to the extent of the full amount of the Obligation.

      3.8 CAPITAL ADEQUACY. With respect to any the Term Loan, if any change in present Law or any future Law regarding capital adequacy or compliance by Lender with any request, directive, or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (UNLESS the effect is already reflected in the rate of interest then applicable under this Agreement) Lender shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Lender upon demand. Lender shall notify Borrower of any such determination as soon as practicable (but in any event within 120 days) after Lender obtains actual knowledge of the event or condition prompting Lender to make such determination, and Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given.
The provisions of and undertakings and indemnification set forth in this
SECTION 3.8 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

      3.9   TAXES.

            (a) Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

            (b) Borrower agrees to indemnify Lender for the full amount of Other Taxes paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (c) Within thirty (30) days after the date of any payment of Other Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing such payment.

            (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.9 shall survive the termination of this Agreement and the payment in full of the Obligation.

SECTION 4   FEES.

      4.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 4: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, and (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.

      4.2 UPFRONT FEES. On or before the Closing Date, Borrower shall pay to Lender an upfront fee of $218,750.00.

SECTION 5.  SECURITY; GUARANTIES.

      5.1 COLLATERAL. To secure full and complete payment and performance of the Obligation, the Companies hereby jointly and severally grant and convey to, and create in favor of Lender, first priority Liens in, to, and on all assets of the Companies as more particularly described in the Collateral Documents (the "COLLATERAL"); PROVIDED THAT, Lender does not hereby assume, or is made the transferee of, any obligations of any Company regarding any of the Collateral.

      5.2 GUARANTIES. As an inducement to Lender to enter into this Agreement, Borrower shall cause each other Company and each Guarantor to execute and deliver to Lender a Guaranty substantially in the form and upon the terms of EXHIBIT B, providing for the guarantee of payment and performance of the Obligation.

      5.3 FUTURE LIENS. Promptly after (a) the acquisition of any assets (real, personal, tangible, or intangible) by any Company, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company, or (c) upon the designation, formation, or acquisition of any new Subsidiary (the assets and stock of such new Subsidiary and the assets described in CLAUSES
(A) and (B) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such other Company to) execute and deliver to Lender all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Lender may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Lender may reasonably request, to grant, perfect, and protect Liens in favor of Lender in such Additional Assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Papers, and all references to the "COLLATERAL" in the Loan Papers shall include the Additional Assets.

      5.4 RELEASE OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers (or is otherwise authorized by Lender), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments), Lender shall execute such documents as may be necessary to evidence the release of Liens granted to Lender pursuant hereto in such Collateral; PROVIDED THAT,
(i) no such release of Lien shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 3.2(c) in conjunction with the sale or transfer of such Collateral; (ii) Lender shall not be required to execute any such document on terms which, in Lender's opinion, would expose Lender to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies and the Guarantors, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

      5.5 NEGATIVE PLEDGE OF COMPANIES. To the extent Lender agrees to delay the perfection or attachment of any Lien granted pursuant to SECTION
5.1 hereof, for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, within thirty (30) days of the request of Lender, Borrower shall (or shall cause each Company to) execute and deliver to Lender all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Lender may reasonably request, to grant, perfect, and protect Liens in favor of Lender, in such assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by Lender.

      5.6 Negative Pledge of Guarantors. By execution of a Guaranty, each Guarantor hereby covenants and agrees not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on the stock of Communications owned by such Guarantor other than the Liens securing the Private Bank Loans. The provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by Lender.

      5.7 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies or the Guarantors by Lender, or control, affirmative or negative, direct or indirect, by Lender over the management or any other aspect of the operation of the Companies or the Guarantors, which ownership or control remains exclusively and at all times in the Companies or the Guarantors, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to the Companies or the Guarantors, or the transfer of control of the Companies or the Guarantors within the meaning of SECTION 310(d) of the Communications Act of 1934, as amended; and (b) Lender shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Paper that would constitute or result in any assignment of any Authorization or any change of control of the Companies or the Guarantors, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 6   CONDITIONS PRECEDENT.

      6.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lender shall not be obligated to advance the Term Loan, unless Lender has received all of the agreements, documents, instruments, and other items described on SCHEDULE 6.1.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower, each other Company, and each Guarantor (by the execution of a Guaranty and solely with respect to representations concerning such Guarantor) represent and warrant to Lender as follows:

      7.1 Purpose of Term Loan. Borrower will use (or will loan such proceeds to its Companies to so use) all proceeds of the Term Loan to consummate the Towers Acquisition. No Company or Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of the Term Loan will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

      7.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Company and Guarantor that is a legal entity is duly organized, validly existing, and in good standing, under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 7.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Each Company and each Guarantor that is a legal entity is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each of Borrower, the Guarantors, and the Companies possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority, including, without limitation, any Authorization issued by the FCC, all of which are described on SCHEDULE 7.2 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Papers by Borrower, the Guarantors, and the Companies.

       7.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except as disclosed on SCHEDULE 7.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary that is a corporation are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on
SCHEDULE 7.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests.

      7.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company and Guarantor that is a legal entity of each Loan Paper to which it is a party and the performance by such Company and Guarantor of its obligations thereunder (a) are within the corporate, partnership, or trust power, as applicable, of such Company or Guarantor, (b) will have been duly authorized by all necessary corporate, trust, partnership, or other action on the part of such Company or Guarantor when such Loan Paper is executed and delivered, and (c) will not violate any provision of the charter, bylaws, trust agreement, or partnership agreement of such Company or Guarantor. The execution and delivery by each Company and Guarantor of each Loan Paper to which it is a party and the performance by such Company and Guarantor of its obligations thereunder (a) require no action by, or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), (b) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (c) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, and (d) will not result in the creation or imposition of any Lien on any asset of any Company or Guarantor, other than Permitted Liens. The Companies and Guarantors have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect any asset acquisition or transfer permitted by the Loan Papers, including, without limitation, the Towers Acquisition and any Towers Sale.

      7.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Company and each Guarantor party thereto, enforceable against each such Company or Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

      7.6 LITIGATION, CLAIMS, INVESTIGATIONS. No Company or Guarantor is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company or

Guarantor, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $250,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company or Guarantor having a value (individually or collectively) of $250,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company or Guarantor in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company or Guarantor which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

       7.7 TAXES. All Tax returns of each Company and Guarantor required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company or Guarantor which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 8.12(b)(vi)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

      7.8 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; PROVIDED, HOWEVER, that each Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

      7.9 EMPLOYEE BENEFIT PLANS. No Company maintains any Employee Plan or has any obligations under an Employee Plan.

      7.10 PROPERTIES; LIENS. Each Company has good and marketable title to all its property, EXCEPT (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Papers. Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

      7.11 GOVERNMENT REGULATIONS. No Company or Guarantor is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

      7.12 TRANSACTIONS WITH AFFILIATES. No Company or Guarantor is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company or Guarantor could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

      7.13  DEBT.  No Company is an obligor on any Debt other than Permitted
Debt.

      7.14 MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS. SCHEDULE 7.14 hereto sets forth a list of all contracts material to the business of the Companies, and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Company thereunder which could be a Material Adverse Event. None of Borrower or the Companies is a party to any management or consulting agreement for the provision of services to it, except as described in SCHEDULE 7.14 hereto.

      7.15 INSURANCE. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

      7.16 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies and the Guarantors have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

      7.17 SOLVENCY. As of the Closing Date, each Company and each Guarantor is (and after giving effect to the Towers Acquisition, the other transactions contemplated by the Loan Papers, and any incurrence of additional Debt permitted under the Loan Papers, will be) Solvent.

      7.18 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event.

      7.19 COMPLIANCE WITH LAWS. No Company or Guarantor is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company or Guarantor has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

      7.20 REGULATION U. "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of the Companies or the Guarantors which are subject to any limitation on sale, pledge, or other restrictions hereunder.

      7.21 TRADENAME. No Company has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

      7.22 YEAR 2000 COMPLIANCE. The Companies have (i) initiated a review and assessment of all areas within their business and operations that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable.

      7.23 TOWERS ACQUISITION. The Towers Acquisition Documents have been executed and delivered by all parties thereto and represent the valid and binding agreements of the parties thereto, enforceable in all material respects in accordance with their terms (EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by Borrower of the Towers Acquisition Documents and the performance by Borrower and each Company of its obligations thereunder (a) are within the corporate power of such Company, (b) have been duly authorized by all necessary corporate action on the part of such Company, (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (d) do not violate any provision of the charter or bylaws of such Company, (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event, (g) do not result in the creation or imposition of any Lien on any asset of any Company (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Papers. On and as of the Closing Date, the Companies have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Company to effectuate the Towers Acquisition and the transactions contemplated by the Towers Acquisition Agreement, EXCEPT to the extent any such failure could not be a Material Adverse Event and would not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies from the Towers Acquisition. On the Closing Date, all conditions precedent under the Towers Acquisition Agreement to the parties' obligations to consummate the Towers Acquisition have been satisfied in all material respects, and concurrently with the Closing Date, the Towers Acquisition shall have been consummated.

      7.24 NO DEFAULT. No Default or Potential Default exists or will arise as a result of the Term Loan, or after giving effect to consummation of the Towers Acquisition, or the Towers Lease.

      7.25 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Company or any Guarantor which could be a Material Adverse Event and which has not been related, in writing, to Lender. All information heretofore furnished by any Company or any Guarantor to Lender in connection with the Loan Papers was, and all such information hereafter furnished by any Company to Lender will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 8 COVENANTS. Borrower and each Guarantor (by the execution of a Guaranty and solely with respect to covenants affecting such Guarantor) covenant and agree to perform, observe, and comply with each of the following covenants, from the Closing Date and SO LONG THEREAFTER until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Lender:

      8.1 USE OF PROCEEDS. Borrower shall use the proceeds of the Term Loan only for the purposes represented herein.

      8.2 ITEMS TO BE FURNISHED. Borrower (and each Guarantor with respect to SECTIONS 8.2(a) and 8.2(b) only) shall cause the following to be furnished to Lender:

            (a) Within sixty (60) days of the end of each fiscal quarter commencing with the fiscal quarter ending on March 31, 1999, unaudited financial statements of the Companies consisting of an income statement, cash flow statement, and balance sheet, each prepared in accordance with GAAP.

            (b) Notice, promptly after Borrower or any Guarantor knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $250,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company or Guarantor having a value (individually or collectively) of $250,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default specifying the nature thereof and what action the Company or Guarantor has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company or Guarantor of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company or Guarantor is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Company or Guarantor, or (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event.

            (c) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents unless approved by Lender.

            (d) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

            (e) Promptly upon request therefor by Lender, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies or the Guarantors, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

      8.3 INSPECTIONS. Upon reasonable notice, the Companies and the Guarantors shall allow Lender (or its Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other Representatives, and independent accountants of the Companies or Guarantors, from time to time, during reasonable business hours.

       8.4 TAXES. Each Company and each Guarantor (a) shall promptly pay when due any and all Taxes owed by such Person, OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed,
(b) shall not, directly or indirectly, use any portion of the proceeds of the Term Loan to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Lender immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company or Guarantor of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Company or Guarantor.

      8.5 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Company
(a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation] are being contested in good faith by appropriate proceedings), and (b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not or (ii) use proceeds from the Term Loan to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of any Company.

      8.6 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company and each Guarantor shall at all times: (a) to the extent such Company or Guarantor is a legal entity, maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies and Guarantors to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

      8.7 INSURANCE. The Companies shall, at their sole cost and expense, keep and maintain the Collateral owned by such Company insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies and acceptable to Lender, and all such policies shall be in such amount as may be satisfactory to Lender. On the Closing
Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Lender a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company or any other Person shall affect the Right of Lender to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance proceeds if, within ninety (90) days of receipt of such insurance proceeds, such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Lender for application as a mandatory prepayment on the Obligation.

      8.8 PRESERVATION AND PROTECTION OF RIGHTS. Each Company and each Guarantor shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Lender may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Lender under any Loan Paper.

      8.9 EMPLOYEE BENEFIT PLANS. No Company shall, without prior written notice to Lender, create or maintain any Employee Plan.

      8.10 ENVIRONMENTAL LAWS. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and
(c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

      8.11  DEBT AND GUARANTIES.

            (a) No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                  (i)   The Obligation;

                  (ii)  Debt between Companies;

                  (iii) Debt existing on the Closing Date disclosed to Lender in writing and agreed to by Lender; and

                  (iv) Trade accounts payable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms.

            (b) No Company shall guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt of others, except
      (i) endorsements of checks or drafts in the ordinary course of business and (ii) the obligations of the Companies and Guarantors under the Guaranties.

      8.12 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Papers, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

            (i)   Liens in favor of Lender securing the Obligation;

            (ii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

            (iii) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies and Guarantors;

            (iv) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

            (v) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

            (vi) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

      8.13 TRANSACTIONS WITH AFFILIATES. No Company or Guarantor shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies), OTHER THAN transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company or Guarantor could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

      8.14 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company or Guarantor shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company or Guarantor that is a legal entity shall violate the provisions of its charter, bylaws, partnership agreement, or trust agreement, or modify, repeal, replace, or amend any provision of its charter, bylaws, partnership agreement, or trust agreement, if such action could adversely affect the Rights of Lender.

      8.15 ASSIGNMENT. No Company or Guarantor shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

      8.16 FISCAL YEAR AND ACCOUNTING METHODS. No Company or Guarantor will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN immaterial changes in methods or as required by GAAP.

      8.17 GOVERNMENT REGULATIONS. No Company or Guarantor will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

      8.18 LOANS, ADVANCES, AND INVESTMENTS. No Company or Guarantor shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, OTHER THAN (a) demand deposit accounts which are maintained in the ordinary course of business; (b) loans, advances, extensions of credit, capital contributions, and other investments between Companies; and (c) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms.

      8.19 DISTRIBUTIONS. No Company may directly or indirectly declare, make, or pay any Distribution, other than:

            (a) Distributions declared, made, or paid by Borrower wholly in the form of its capital stock; and

            (b)   Distributions by any Company or Guarantor to any other
      Company.

Notwithstanding the foregoing, Distributions are permitted hereunder only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

      8.20 RESTRICTIONS ON SUBSIDIARIES. No Subsidiary of Borrower (nor any Guarantor with respect to CLAUSES (b), (c), and (d)) shall enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Subsidiary from
(a) declaring, making, or paying, directly or indirectly, any Distribution to any Company, (b) paying any Debt owed to any other Company, (c) making loans, advances, or investments to any other Company, or (d) transferring any of its property or assets to any other Company.

      8.21 SALE OF ASSETS. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN (i) Towers Sales, in form and upon terms acceptable to Lender; and (ii) dispositions of obsolete assets, SUBJECT TO satisfaction of the requirements of SECTION 3.2(c).

      8.22 TOWERS SALE. Within six months after the Closing Date, Borrower shall have entered into one or more Towers Sale Agreements pursuant to which all or substantially all of the Towers are to be sold to a non-Affiliate and shall deliver to Lender fully executed copies of all Towers Sale Agreements and the related Towers Sale Documents, which must be in form and upon terms acceptable to Lender.

      8.23 SALE-LEASEBACK FINANCINGS. No Company will enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

      8.24 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company or Guarantor that is a legal entity will, directly or indirectly, merge or consolidate with any other Person. No Company or Guarantor that is a legal entity shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution). No Company or Guarantor that is a legal entity may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, EXCEPT for sales, leases, transfers, or other such distributions to another Company or Guarantor.

      8.25 NEW BUSINESS. No Company will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies and Guarantors as conducted on the Closing Date.

      8.26 AMENDMENTS TO DOCUMENTS. No Company or Guarantor that is a legal entity shall (a) amend or permit any amendments to any Company's Articles of Incorporation or Bylaws, Trust Agreement, or any Partnership Agreement, as applicable, if such action could adversely affect the Rights of Lender; (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Lender) than the provisions of the Loan Papers; or (c) without prior written consent of Lender, amend, modify, or waive any provision of the Towers Acquisition Documents or the Towers Lease, or, once executed and delivered to Lender pursuant to SECTION 8.22, the Towers Sale Documents.

      8.27 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

SECTION 9 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

      9.1 PAYMENT OF OBLIGATION. The failure or refusal of any Company or Guarantor to pay (a) the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and (b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor.

      9.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Company or Guarantor) to punctually and properly perform, observe, and comply with:

            (a) Any covenant, agreement, or condition contained in SECTIONS 8.1, 8.2, 8.5, 8.11, 8.12, 8.13, 8.15, 8.18, 8.19 through 8.24,
      8.26, and 8.27;

            (b)   Any Debt or Lien covenant in any Guaranty; and

            (c) Any other covenant, agreement, or condition contained in any Loan Paper (OTHER THAN the covenants to pay the Obligation set forth in SECTION 9.1 and the covenants in SECTION 9.2(a)), and such failure or refusal continues for 20 days.

      9.3 DEBTOR RELIEF. Borrower, Sygnet Wireless, Inc. and its Subsidiaries, Communications, any other Company, any Guarantor, or any Subsidiary of Communications (other than Logix Communications Enterprises, Inc. and its Subsidiaries) (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Lender granted in the Loan Papers (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

      9.4 JUDGMENTS AND ATTACHMENTS. Any Company or Guarantor fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $250,000 which is not stayed on appeal.

      9.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Company or Guarantor to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company or Guarantor.

      9.6 MISREPRESENTATION. Any representation or warranty made by any Company or Guarantor contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

      9.7 CHANGE OF MANAGEMENT. Less than two-thirds of the Executive Management Team of Communications on the Closing Date cease to hold positions on the Executive Management Team of Communications.

      9.8 CHANGE OF CONTROL. If Communications ceases to own 100% of the voting control (directly or indirectly) of Borrower and the other Companies or if DCC Limited Partnership ceases to maintain voting control (directly or indirectly) of Communications.

      9.9 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Company or Guarantor shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Company; or (b) any Authorization necessary for the ownership or operations of any Company or Guarantor shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (c) any Company or Guarantor is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or (d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Company or Guarantor as now conducted.

      9.10 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) any Company or Guarantor fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company or Guarantor (other than the Obligation) in excess (individually or collectively) of $1,000,000; (b) any default exists under any material written or oral agreement, contract, commitment, or understanding to which a Company or Guarantor is a party; (c) the occurrence of an "EVENT OF DEFAULT" under the Third Amended and Restated Credit Agreement dated of even date herewith, among Dobson Operating Company, as Borrower, CoreStates Bank, N.A., as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); (d) the occurrence of an "EVENT OF DEFAULT" under the Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank, N.A. (as successor to NationsBank of Texas, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); (e) the occurrence of an "EVENT OF DEFAULT" under the 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank, N.A. (as successor to NationsBank of Texas, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); (f) the occurrence of an "EVENT OF DEFAULT" under the Credit Agreement dated as of December 23, 1998, among Dobson/Sygnet Operating Company, as Borrower, NationsBank, N.A., as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); or (g) the occurrence of an "EVENT OF DEFAULT" under the Private Bank Loans; PROVIDED THAT, with respect to CLAUSES (c), (d), (e), (f), and (g), an "EVENT OF DEFAULT" under any such identified credit facility shall not be a Default hereunder if such "EVENT OF DEFAULT" has been waived by the requisite lenders under the applicable facility or is otherwise consented to under the terms of such agreement.

      9.11 VALIDITY AND ENFORCEABILITY OF LOAN PAPERS. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company or Guarantor party thereto or any Company or Guarantor shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

      9.12 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which could reasonably be expected to be a Material Adverse Event with respect to the business, operations, properties, or financial positions of the Borrower, Communications, any Guarantor, or any of their respective Subsidiaries (other than Logix Communications Enterprises, Inc. and its Subsidiaries).

      9.13 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $250,000 liability during any consecutive twelve (12) month period.

      9.14 DISSOLUTION. Borrower, Sygnet Wireless, Inc., Communications, any other Company, any Guarantor that is a legal entity, or any Subsidiary of Communications (other than Logix Communications Enterprises, Inc., and its Subsidiaries) shall dissolve, liquidate, or otherwise terminate their existence.

SECTION 10  RIGHTS AND REMEDIES.

      10.1  REMEDIES UPON DEFAULT.

            (a) If a Default exists under SECTION 9.3(c) or 9.3(d), the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

            (b) If any Default exists, Lender may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 10.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) reduce any claim to judgment;
      (iii) to the extent permitted by Law, exercise the Rights of offset or banker's Lien against the interest of Borrower or each Guarantor in and to every account and other property of Borrower or any Guarantor which are in the possession of Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower and each Guarantor being deemed directly obligated to Lender in the full amount of the Obligation for such purposes); and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas, or any other applicable jurisdiction as Lender shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Lender in any of the Loan Papers.

      10.2 WAIVERS. To the extent permitted by Law, the Companies and Guarantors hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      10.3 PERFORMANCE BY LENDER. If any covenant, duty, or agreement of any Company or Guarantor is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Lender may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of such Company or Guarantor. In such event, any amount expended by Lender in such performance or attempted performance shall be payable by the Companies and

Guarantors, jointly and severally, to Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume, and shall never have, except by their express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company or Guarantor.

      10.4 DELEGATION OF DUTIES AND RIGHTS. Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives.

      10.5 NOT IN CONTROL. Nothing in any Loan Paper shall, or shall be deemed to (a) give Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company or Guarantor, (b) preclude or interfere with compliance by any Company or Guarantor with any Law, or (c) require any act or omission by any Company or Guarantor that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Lender acquiesces in any non-compliance by any Company or Guarantor with any Law or document, or that Lender does not expect the Companies or Guarantors to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Lender has no fiduciary relationship with or fiduciary duty to any Company or Guarantor arising out of or in connection with the Loan Papers, and the relationship between Lender, on the one hand, and the Companies and Guarantors, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Lender under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Lender in its good faith business judgment.

      10.6 COURSE OF DEALING. The acceptance by Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

      10.7 CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Papers are cumulative of and in addition to all other Rights granted to Lender at law or in equity, whether or not the Obligation is due and payable and whether or not Lender has instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

      10.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Lender from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.7.

      10.9 CERTAIN PROCEEDINGS. Borrower and each Guarantor will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Lender may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan

Papers. Because Borrower and Guarantors agree that Lender's remedies at Law for failure of Borrower or Guarantors to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section may be specifically enforced.

      10.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Lender under any Loan Paper which would affect the operational, voting, or other control of any Company or Guarantor, shall be pursuant to
SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), if applicable, any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

      10.11 EXPENDITURES BY LENDER. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Lender, incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Lender and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lender incurred by Lender in connection with the enforcement of the obligations of any Company or Guarantor arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

      10.12 INDEMNIFICATION. BORROWER AND EACH GUARANTOR AGREE TO INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE TERM LOAN (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 10.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER, EACH OTHER COMPANY, EACH GUARANTOR AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE TERM LOAN. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND

OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 10.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE TERM LOAN AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

SECTION 11  MISCELLANEOUS.

      11.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

      11.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made.

      11.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for each party to this Agreement is the address set forth by such parties' signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication to Lender shall also be sent to Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202,
Fax: 214/651-5940, Attn: Karen S. Nelson.

      11.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Lender and its counsel.

      11.5 EXCEPTIONS TO COVENANTS. No Company or Guarantor shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

      11.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Lender shall survive termination of this Agreement and payment in full of the Obligation.

      11.7 GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

      11.8 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Lender and each Company and Guarantor party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

      11.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, GUARANTORS, AND LENDER SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY COMPANY, ANY GUARANTOR, AND/OR LENDER, REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, THE GUARANTORS, AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

      11.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN TEXAS IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO LENDER EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT

AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      11.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

            (a) Any provision of the Loan Papers may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

            (b) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement to the extent (and only to the extent) of such conflict.

            (c) No course of dealing or any failure or delay by Lender, or any of its Representatives with respect to exercising any Right of Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Lender to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      11.12 MULTIPLE COUNTERPARTS. Any Loan Paper may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof thereof, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that Borrower and Lender execute the same counterpart so long as identical counterparts are executed by Borrower and Lender. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Lender by Borrower.

      11.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of Lender.

      11.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Borrower's obligations under the Loan Papers remain in full force and effect until the Obligation is paid in full (except for provisions under the Loan Papers which by their terms expressly survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower, any Company, any Guarantor, or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower, any Company, any Guarantor, or otherwise, the obligations of Borrower and each Guarantor under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

                       [REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.]

      Signature Page to that certain Term Loan Agreement dated as of December 23, 1998, among Dobson Tower Company, as Borrower, and NationsBank, N.A., as Lender.

      EXECUTED as of the 22nd day of December, 1998, but effective as of the Closing Date.


Attest:                       DOBSON TOWER COMPANY


By:  /s/ Stephen T. Dobson                   By: /s/ Everett T. Dobson
    ----------------------------------          ------------------------------
      Name: Stephen T. Dobson                   Name:   Everett R. Dobson
           ---------------------------                 -----------------------
      Title: Secretary                          Title:  CEO
            --------------------------                  ----------------------

Notice Address:

13439 N. Broadway Extn, Ste. 200
-------------------------------------
Oklahoma City, Oklahoma 73114
-------------------------------------


Telecopy Number: (405) 391-8765
                ---------------------

      Signature Page to that certain Term Loan Agreement dated as of December 23, 1998, among Dobson Tower Company, as Borrower, and NationsBank, N.A., as Lender.

      EXECUTED as of the 22nd day of December, 1998, but effective as of the Closing Date.


                                  NATIONSBANK, N.A.,
                                  AS LENDER


                                  By: /s/ Julie A. Schell
                                     ----------------------------------------
                                      Name: Julie A. Schell
                                           ----------------------------------
                                      Title: Vice President
                                           ----------------------------------

Notice Address:

901 Main Street, 64th floor
-----------------------------
Dallas, Texas 75202
-----------------------------
Attn: Julie Schell

Telecopy Number: 214-508-9390
                ---------------------

                                      EXHIBIT A

                                  FORM OF TERM NOTE

$17,500,000.00                                              DECEMBER 23, 1998


      FOR VALUE RECEIVED, the undersigned, DOBSON TOWER COMPANY, an Oklahoma corporation ("BORROWER"), hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association (together with its permitted successors or assigns, "LENDER"), on the Maturity Date, the LESSER of (a) SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 ($17,500,000.00) and (b) the aggregate Principal Debt outstanding and unpaid on the Maturity Date (TOGETHER WITH accrued and unpaid interest thereon).

      This note has been executed and delivered under, and is subject to the
terms of, the Term Loan Agreement, dated as of December       , 1998 (as
amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), between Borrower and Lender and is the " NOTE" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.5 of the Credit Agreement for usury savings provisions.

      THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                    DOBSON TOWER COMPANY


                                  By:
                                     ----------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                           ----------------------------------

                                      EXHIBIT B

                                   FORM OF GUARANTY

      THIS GUARANTY is executed as of December _____, 1998, by ___________________, a _________ corporation [limited partnership]
[family trust] ("GUARANTOR"), for the benefit of NATIONSBANK, N.A., a national banking association (together with its permitted successors and assigns, "LENDER).

      WHEREAS, DOBSON TOWER COMPANY, an Oklahoma corporation ("BORROWER") and
Lender have entered into a Term Loan Agreement, dated as of December      ,
1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

      WHEREAS, Guarantor
[has a direct or indirect equity interest in Borrower]
[is a Subsidiary of Borrower] and has received direct or indirect benefit from the Credit Agreement and the loan thereunder;

      WHEREAS, provisions of the Credit Agreement require Guarantor to execute and deliver to Lender this Guaranty as an inducement to Lender to enter into the Credit Agreement and extend credit under the Loan Papers.

      WHEREAS, this Guaranty is integral to the transactions contemplated by the Loan Papers and is a condition precedent to Lenders' obligations to extend credit under the Loan Papers.

      ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Lender the prompt payment of the Guaranteed Debt (defined below) as follows:

      I. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

      BORROWER means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

      CREDIT AGREEMENT is defined in the recitals to this Guaranty.

      GUARANTEED DEBT means, collectively, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of TITLE 11 of the UNITED STATES CODE and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

      GUARANTOR is defined in the preamble to this Guaranty.

      LENDER is defined in the preamble to this Guaranty.
      SUBORDINATED DEBT means all present and future obligations of any Company to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint


                                                                       EXHIBIT B
and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

      1. GUARANTY. This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed and all commitments to extend any credit under the Loan Papers have terminated. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor and Lender that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under SECTION 548 of the UNITED STATES BANKRUPTCY CODE or any comparable provision of any applicable state law.

      2. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

      3. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, OTHER THAN under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Lender under this Guaranty are cumulative of any and all other Rights that Lender may ever have against Guarantor. The exercise by Lender of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

      4. PAYMENT UPON DEMAND. If a Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Lender of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Lender. It is not necessary for Lender, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any Collateral securing any Guaranteed Debt.

      5. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from any Company if a Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Lender and promptly turn it over to Lender, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

      6. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt and the termination of the Obligation under the Loan Papers
(a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Lender or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any Collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any Right to participate in, any Collateral or other security given to Lender or any other beneficiary to secure payment of any Guaranteed Debt.

      7. NO RELEASE. Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, EXCEPT for any final release resulting from payment in full of such Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Paper; (e) the insolvency, bankruptcy, lack of corporate, trust, or partnership power or capacity of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Paper; (h) any failure of Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Lender against Borrower or any new agreement between Lender and Borrower; IT BEING UNDERSTOOD THAT Lender is not required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, OTHER THAN any notice required to be given to Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ULTRA VIRES, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

      8. WAIVERS. To the maximum extent lawful, Guarantor waives all Rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others, whether arising under Section 34.02 of the TEXAS BUSINESS AND COMMERCE CODE, as amended (regarding its Right to require Lender to sue Borrower on accrued right of action following its written notice to Lender),
Section 17.001 of the TEXAS CIVIL PRACTICE AND REMEDIES CODE, as amended (allowing suit against it without suit against Borrower, but precluding entry of judgment against it before entry of judgment against Borrower), RULE 31 of the TEXAS RULES OF CIVIL PROCEDURE, as amended (requiring Lender to join Borrower in any suit against it unless judgment has been previously entered against Borrower), or otherwise.

      9. LOAN PAPERS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Papers are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Papers in favor of Lender. In the event the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

      10. ADDITIONAL COVENANTS. In addition to the covenants in the Credit Agreement applicable to Guarantor, each Guarantor that is not a Company (so long as such Companies are bound by the covenants in the Credit Agreement relating to Debt and Liens) further covenants and agrees to perform, observe, and comply with each of the following covenants from the Closing Date and SO LONG THEREAFTER until the payment in full of the Guaranteed Debt, UNLESS Guarantor receives a prior written consent to the contrary from Lender:

            11.1 DEBT AND GUARANTIES. No Guarantor that is not a Company shall:

                  a. Directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                        i.    Debt arising by virtue of this Guaranty;

                        ii. Debt existing on the Closing Date as set forth on ANNEX A hereto; and

                        iii. Debt arising under or by virtue of the Private Bank Loans.

                  b. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt of others, except (i) this guaranty, (ii) endorsements of checks or drafts in the ordinary course of business, and (iii) the obligations of the Guarantor under any guaranties given in connection with the Private Bank Loans.

            11.2 LIENS. No Guarantor that is not a Company shall directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits such Guarantor from creating or incurring any Lien on any of its assets, other than the Loan Papers, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

                  i. Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

                  ii. Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of Guarantor;

                  iii   Liens existing on the Closing Date as set forth on
            ANNEX B hereto;

                  iv. Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                  v. Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

                  vi. The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (a) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (b) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (c) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

      11. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Papers and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Papers to which it is a party or any collateral securing any Guaranteed Debt.

      12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (EXCEPT for the defense of complete and final payment of the Guaranteed Debt) of Borrower or any other obligor against Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

      13. COMMUNICATIONS ACT. Notwithstanding any other provision of this Guaranty, any action taken or proposed to be taken by Lender under this Guaranty which would affect the operational, voting, or other control of Borrower or Guarantor, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), if applicable, applicable state Law, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

      14. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (OTHER THAN as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (OTHER THAN as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor and Lender, a fully matured, due, and payable obligation of Guarantor to Lender (without regard to whether Borrower is then in default under the Loan Papers or whether the Obligation, or any part thereof, is then due and owing by Borrower to any

Lender), payable in full by Guarantor to Lender upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

      15. LOAN PAPER. This Guaranty is a Loan Paper and is subject to the applicable provisions of SECTIONS 1 and 12 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

      16. COMMUNICATIONS. For purposes of SECTION 12.3 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

      17. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 12.11 of the Credit Agreement.

      18. PARTIES. This Guaranty benefits Lender and its successors and assigns and binds Guarantor and its successors and assigns. The Rights of Lender under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                      [REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE TO FOLLOW.]

      EXECUTED as of the date first stated in this Guaranty.



                                    GUARANTOR:
Address:
         ---------------------
         ----------------------       By:
         ----------------------          -----------------------------------
                                                Name:
                                                      -------------------------
Telephone:                                            Title:
         ----------------------                             -------------------
Facsimile:
         ----------------------


                             SIGNATURE PAGE TO GUARANTY

                                      EXHIBIT C

                  FORM OF PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT

      THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (the "SECURITY AGREEMENT") is executed as of December ___, 1998, by ______________________,
a __________ [corporation/partnership] (whether doing business in its own name or in one or more of the tradenames listed on ANNEX A hereto, "DEBTOR"), and NATIONSBANK, N.A., a national banking association (in its capacity as Lender (hereafter defined)) as "SECURED PARTY".

      WHEREAS, Dobson Tower Company, an Oklahoma corporation ("BORROWER"), and NationsBank, N.A., as Lender (including its permitted successors or assigns in such capacity, "LENDER") have entered into a Term Loan Agreement, dated as of December ___, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

      WHEREAS, this Security Agreement is integral to the transactions contemplated by the Loan Papers, and the execution and delivery thereof is a condition precedent to Secured Party's obligations to extend credit under the Loan Papers.

      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

      2. REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Secured Party is obligated to lend under the Credit Agreement and thereafter until the Obligation is paid and performed in full.

      3. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; PROVIDED THAT, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and (c) if any definition given to such term in CHAPTER 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the CHAPTER 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

            COLLATERAL has the meaning set forth in PARAGRAPH 4 hereof.

            FCC LICENSES means all Authorizations, licenses, and permits issued by the FCC to Debtor, if any.

            OBLIGATION means, collectively, (a) the "OBLIGATION" as defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement; it being the intention and contemplation of Debtor and Secured Party that a single advance will be made by Secured Party to Borrower for the purposes set forth in the Credit Agreement, that Debtor may guarantee (or otherwise become directly or contingently obligated with respect to) the obligations of others to Secured Party, that from time to time overdrafts of Debtor's accounts with Secured Party may occur, and that Secured Party may from time to time acquire from others obligations of Debtor to such others, and that payment and repayment of all of the foregoing are intended to and shall be part of the Obligation secured hereby. The Obligation


                                                                       EXHIBIT C
      shall include, without limitation, future, AS WELL AS existing, advances, indebtedness, liabilities, and obligations owed by Debtor to Secured Party arising under the Loan Papers or otherwise.

            OBLIGOR means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

            PARTNERSHIP means any partnership issuing a Partnership Interest.

            PLEDGED SECURITIES means, collectively, the Pledged Shares, the
Partnership Interests   (whether or not a security), and any other Collateral
constituting securities.

            SECURITY INTEREST means the security interest granted and the pledge and assignment made under PARAGRAPH 3 hereof.

            UCC means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended at the time in question.

      4. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor's Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. The grant contained herein is intended to confer upon Secured Party all Rights that a secured creditor may obtain and that may be granted in the FCC Licenses under applicable Law as from time to time in effect. If the Law is subsequently changed or clarified, or if the FCC's interpretation of existing Law is changed, to permit or further permit the granting of such security interests in FCC Licenses, then Debtor's FCC Licenses, whether now held or hereinafter acquired, shall automatically become subject to the Secured Party's Security Interest to the maximum extent permitted by the Law as then in effect. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by UCC SECTION 9.318 or other applicable Law, but is otherwise limited by that prohibition.

      5. COLLATERAL. As used herein, the term "COLLATERAL" means the following items and types of property now owned or in the future acquired by
Debtor:

            (a) All present and future accounts, contract Rights, general intangibles, investment property, chattel paper, documents, instruments, inventory, equipment, fixtures, other goods, minerals, money, and deposit accounts, wherever located, now owned or hereafter acquired by Debtor and any and all present and future Tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled.

            (b) All present and future issued and outstanding shares of capital stock or other equity or investment securities now owned or hereafter acquired by Debtor, including, without limitation, all capital stock of the Subsidiaries of Debtor as more particularly listed on ANNEX B hereto, TOGETHER WITH all distributions thereon, all cash and noncash proceeds thereof, and any securities issued in substitution or replacement thereof (collectively, the "PLEDGED SHARES").

            (c) All Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, now or hereafter existing, including, without limitation, any inter-company notes as listed on ANNEX B (collectively, the "COLLATERAL NOTES"), all Rights, titles, interests, and Liens Debtor may have, be or become entitled to under all present and future security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of the Collateral Notes (the "COLLATERAL NOTE SECURITY") in, to, and under all other loan and collateral documents relating to such instruments.

            (d) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by Debtor in any partnership or joint venture, including, without limitation, the partnerships listed on ANNEX B hereof (collectively, the "PARTNERSHIP INTERESTS").

            (e) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by Debtor, as lessee or landlord, in and to each lease covering real property or any interest therein, and equipment or other personal property or any interest therein, including the Towers Lease (each such lease herein called an "ASSIGNED LEASE").

            (f) Substantially all of the real estate now owned or hereafter acquired by Debtor, TOGETHER WITH all improvements thereon and fixtures attached thereto.

            (g) The balance of every deposit account of Debtor and any other claim of Debtor against any depository, now or hereafter existing, whether liquidated or unliquidated, including, without limitation, certificates of deposit, and other deposit instruments (collectively, the "DEPOSIT ACCOUNTS").

            (h) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, other motor vehicles or rolling stock, now owned or hereafter acquired by Debtor (collectively, the "VEHICLES").

            (i) All present and future Rights, awards, and judgments to which Debtor is entitled under any Litigation (whether arising in equity, contract, or tort) now existing or hereafter arising.

            (j) All present and future Rights (including, without limitation, the Right to sue for past, present, or future infringements), titles, and interests of Debtor in and to all trademark applications, trademarks, corporate names, company names, tradenames, business names, fictitious business names, tradestyles, service marks, logos, other source of business identifiers, copyrights, designs, Rights or licenses to use any trademarks, and all registrations and recordings thereof, including, without limitation, Debtor's trademarks listed on ANNEX B hereto (collectively, the "TRADEMARKS"), and the goodwill of each business to which each Trademark relates.

            (k) All present and future Rights (including, without limitation, the Right to sue for past, present, and future infringements), titles, and interests of Debtor in and to all patents, patent applications, utility models, industrial models, designs, and any other forms of industrial intellectual property, including all grants, applications, reissues, continuations, and divisions with respect thereto and any Rights to use, manufacture, or sell any patent, including, without limitation, the patents listed on ANNEX B hereto (collectively, the "PATENTS").

            (l) All Authorizations, licenses, and permits issued by the FCC or any PUC, to the extent that the grant of a security interest in any such license or permit does not result in the forfeiture of, or default under, any such license or permit, and the right of Debtor to apply to the FCC for approval of transfers of licenses issued by the FCC.

            (m) All proceeds of any sale or other disposition of any Authorization, license, or permit issued by the FCC or any PUC to Debtor, whether or not any such license or permit may lawfully be included as Collateral and whether or not the grant of a security interest in any such Authorization, license, or permit is otherwise prohibited.

            (n) All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described.

            (o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise.

            (p) All present and future security for the payment to Debtor of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

      6. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

            (a) CREDIT AGREEMENT. Certain representations and warranties in the Credit Agreement are applicable to it or its assets or operations, and each such representation and warranty is true and correct.

            (b) BINDING OBLIGATION. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been properly filed in the jurisdictions described on ANNEX A hereto, the Security Interest in that Collateral will be fully perfected. Once perfected and, in the case of investment property or instruments, upon possession or "CONTROL" (within the meaning of SECTIONS 8-106 and 9-115 of the UCC) by Secured Party, the Security Interest will constitute a first-priority Lien on the Collateral, subject only to Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

            (c) LOCATION. Debtor's place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor's books and records concerning any of the Collateral that is accounts is as set forth on ANNEX A hereto, and the location of all other Collateral, including, without limitation, Debtor's inventory and equipment, is as set forth on ANNEX A hereto (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral); and, EXCEPT as noted on ANNEX A hereto, all such books, records, and Collateral are in Debtor's possession.

            (d) FIXTURES. The Collateral that is or may be fixtures is located on or affixed to the real property described on ANNEX A hereto (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

            (e) SECURITIES. To the extent any Collateral consists of Pledged Shares, then all such Pledged Securities are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws. The Pledged Shares issued by the Subsidiaries to Debtor, if any, constitute 100% of the issued and outstanding common stock or other equity interests of such Subsidiaries. Debtor has good title to the securities, free and clear of all Liens and encumbrances thereon (EXCEPT for the Security Interest created hereby), and has delivered to Secured Party all stock certificates, promissory notes, bonds, debentures, or other instruments or documents representing or evidencing the securities, TOGETHER WITH corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms; and the pledge of the securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the securities securing payment of the Obligation.

            (f) PARTNERSHIPS AND PARTNERSHIP INTERESTS. To the extent any Collateral consists of Partnership Interests, then each Partnership issuing a Partnership Interest is duly organized, currently existing, and in good standing under all applicable Laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any Partnership or any material contract relating to the Partnerships, of which Secured Party has not been advised in writing; no default or potential default has occurred under the terms of any material contract relating to any Partnership; and no approval or consent of the partners of any Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership Interests, if any, free and clear of all Liens and encumbrances (EXCEPT for the Security Interest granted hereby). The Partnership Interests, if any, are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, EXCEPT as set forth in the partnership agreements of the Partnerships or applicable securities Laws.

            (g) GOVERNMENTAL AUTHORITY. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Pledged Securities pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (EXCEPT as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally and in connection with the transfer of control of FCC Licenses).

            (h) ACCOUNTS. All Collateral that is accounts, contract Rights, chattel paper, instruments, or general intangibles is free from any claim for credit, deduction, or allowance of an Obligor and free from any defense, dispute, setoff, or counterclaim, and there is no extension or indulgence with respect thereto.

            (i)   INSTRUMENTS, CHATTEL PAPER, COLLATERAL NOTES, AND COLLATERAL
      NOTE SECURITY.   All instruments and chattel paper, including, without
      limitation, the Collateral Notes, have been delivered to Secured Party, TOGETHER WITH corresponding endorsements duly executed by Debtor in favor of

      Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms. To the extent any Collateral consists of Collateral Notes, then each Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which the Secured Party has not been advised in writing; and no default or potential default has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security, EXCEPT as disclosed on ANNEX C hereto.

            (j) ASSIGNED LEASES. All Collateral that is an Assigned Lease is in full force and effect; Debtor is in possession of the property covered by each such Assigned Lease; and no default or potential default exists under any such Assigned Lease.

            (k) MAINTENANCE OF COLLATERAL. All tangible Collateral is in good repair and condition, ordinary wear and tear excepted, and none thereof is a fixture EXCEPT as specifically referred to herein in PARAGRAPH 5(d) hereof.

            (l) LIENS. Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, EXCEPT Permitted Liens.

            (m) DEPOSIT ACCOUNTS. With respect to the Deposit Accounts, (i) Debtor maintains each such Deposit Account with the banks listed on ANNEX D hereto, (ii) Debtor shall use its best efforts to, within thirty
      (30) days of the Closing Date, cause each such bank to acknowledge to Secured Party that such Deposit Accounts are subject to the Security Interest and Liens herein created, (iii) Debtor has the legal right to pledge and assign to Secured Party the funds deposited and to be deposited in the Deposit Accounts; and (iv) the Deposit Accounts listed on ANNEX D represent all material bank accounts of Debtor, including without limitation, all material operating accounts of Debtor, and all certificates of deposit or other deposit instruments of Debtor.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor.

      The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

      7. COVENANTS. So long as Secured Party is committed to extend credit to Debtor under the Credit Agreements and until the Obligation is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

            (a) CREDIT AGREEMENT. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.12 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 11.10 OF THE CREDIT AGREEMENT.

            (b) RECORD OF COLLATERAL. Maintain, at the place where Debtor is entitled to receive notices under the Loan Papers, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral.

            (c) PERFORM OBLIGATIONS. Fully perform all of Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

            (d) NOTICES. (i) Promptly notify Secured Party of (A) any change in any fact or circumstances represented or warranted by Debtor with respect to any of the Collateral or Obligation, and (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding; and (ii) give Secured Party thirty (30) days written notice before any proposed (A) relocation of its principal place of business or chief executive office,
      (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept, and (D) relocation of any Collateral (OTHER THAN delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Credit Agreement) to a location not described on the attached
      ANNEX A. Prior to making any of the changes contemplated in CLAUSE (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.

            (e) COLLATERAL IN TRUST. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

            (f) FURTHER ASSURANCES. At Debtor's expense and Secured Party's request, before or after a Default or Potential Default, (i) file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental Authority to Secured Party's Rights hereunder, including, without limitation, the Right to sell all the Collateral upon a Default or Potential Default without additional consent or approval from such Governmental Authority (and, because Debtor agrees that Secured Party's remedies at Law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests, including, without limitation, any filing fee required in connection with any procedure hereafter developed for the recordation or registration of Liens or security interests in FCC Licenses.

            (g) FIXTURES. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, furnish Secured Party, upon demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

            (h) ESTOPPEL AND OTHER AGREEMENTS AND MATTERS. Either (unless waived by Secured Party) (i) use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel, OR (ii) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it counsel) that neither the applicable lease nor the Laws of the jurisdiction in which that location is situated provide for contractual, common law, or statutory landlord's Liens that is senior to or PARI PASSU with the Security Interest.

            (i) CERTIFICATES OF TITLE. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

            (j) IMPAIRMENT OF COLLATERAL. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment, or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.

            (k) MODIFICATIONS TO AGREEMENTS. Not modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or contract to which any of the Collateral which is accounts relates, nor extend or grant indulgences regarding any account which is Collateral, other than such modifications or indulgences as are reasonable and customary in the industry in which Debtor is engaged.

            (l) SECURITIES. Not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Shares; cause each Subsidiary not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the Subsidiaries, EXCEPT to Debtor; pledge hereunder, immediately upon Debtor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Subsidiaries or any other issuer of Securities issued to Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Shares, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

            (m) PARTNERSHIPS AND PARTNERSHIP INTERESTS. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to any Partnership; (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships in full force and effect and the Rights of Debtor and Secured Party thereunder unimpaired; (iii) not consent to any Partnership selling, leasing, or disposing of substantially all of its assets in a single transaction or a series of transactions; (iv) notify Secured Party of the occurrence of any default under any contract or agreement creating or relating to the Partnerships; and not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Partnership, or material agreement relating thereto; (v) not transfer, sell, or assign any of the Partnership Interests or any part thereof; (vi) cause each Partnership to refrain from granting any partnership interests in addition to or in substitution for the Partnership Interests granted by the Partnerships, EXCEPT to Debtor; (vii) pledge hereunder, immediately upon Debtor's acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership granted to Debtor;
      and (viii) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

            (n)   DEPOSITORY BANK.  With respect to Deposit Accounts,
      (i) maintain the Deposit Accounts at the banks (a "DEPOSITORY BANK") described on ANNEX D or such additional depository banks as have complied with ITEM (IV) hereof; (ii) within thirty (30) days of the Closing Date, deliver to each depository bank a letter in the form of ANNEX E hereto with respect to Secured Party's rights in such Deposit Account and use its best efforts to obtain the execution of such letter by each depository bank; (iii) deliver to Secured Party all certificates or instruments, if any, now or hereafter representing or evidencing the Deposit Accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party; and (iv) notify Secured Party prior to establishing any additional Deposit Accounts and, at the request of Secured Party, obtain from such depository bank an executed letter substantially in the form of ANNEX E and deliver the same to Secured Party.

      8. DEFAULT; REMEDIES. If a Default or a Potential Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by the Loan Papers, at Law, in equity, or otherwise, including, without limitation,
(a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in SECTION 8(g)). Notwithstanding the foregoing, Secured Party will not exercise any remedies against the assets of Debtor unless it has given at least ten days written notification to Debtor and to the FCC, to the extent such notice is required under 47 C.F.R. 22.937(f).

            (a) NOTICE. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; PROVIDED THAT, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

            (b)   SALES OF PLEDGED SECURITIES.

                  (i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of a Default or Potential Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this PARAGRAPH 7(b) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

                  (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor.
            Debtor, to the extent permitted by applicable Law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

                  (iii) Debtor agrees that five days' written notice from
            Secured Party to Debtor of Secured Party's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute "REASONABLE NOTIFICATION" within the meaning of SECTION 9-504(c) of the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured

            Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

                  (iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process,
            (B) provide to prospective purchasers business and financial information regarding the Companies available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

            (c) APPLICATION OF PROCEEDS. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this PARAGRAPH 7 in the following order: FIRST, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); SECOND, toward repayment of amounts expended by Secured Party under PARAGRAPH 8; THIRD, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.

      9.    OTHER RIGHTS OF SECURED PARTY.

            (a) PERFORMANCE. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required in this Security Agreement, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Papers, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by this

      Security Agreement, or otherwise fails to perform any of its obligations under the Loan Papers with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Papers. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, TOGETHER WITH such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

            (b) COLLECTION. If a Default or Potential Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to securities, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to PARAGRAPH 8(e) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If a Default or Potential Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If a Default or Potential Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone EXCEPT Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

            (c) RECORD OWNERSHIP OF SECURITIES. If a Default or Potential Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as pledgee; and, as to any Pledged Securities so registered, Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, powers of attorney, dividend coupons or orders, and other documents as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other payments in respect of such Collateral that is Pledged Securities which it is authorized to receive and retain under this Security Agreement.

            (d) VOTING OF SECURITIES. As long as neither a Default nor Potential Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Collateral that is Pledged Securities. If a Default or Potential Default exists and if Secured Party elects to exercise such Right, the Right to vote any Collateral that is Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless a Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

            (e) CERTAIN PROCEEDS. Notwithstanding any contrary provision herein, any and all stock dividends or distributions in property made on or in respect of any Pledged Securities, and any proceeds of any Pledged Securities, whether such dividends, distributions, or proceeds result from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any issuer may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody's and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not a Default or Potential Default exists.

            (f) USE AND OPERATION OF COLLATERAL. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, TOGETHER WITH such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default exists.

            (g) CASH COLLATERAL ACCOUNT. If a Default exists, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts to a CASH COLLATERAL ACCOUNT (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if a Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligation any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.
            (h) POWER OF ATTORNEY. Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor's attorney-in-fact, with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion, for the sole purpose of carrying out the terms of this Security Agreement and, to the extent permitted by applicable Law, to take any action and to execute any document and instrument which Secured Party may deem necessary or advisable to accomplish the following when a Default exists:

                  (i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth in herein;

                  (ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with CLAUSE (b) above and this CLAUSE (g);

                  (iii) to use the Patents and Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents and Trademarks to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Patents and Trademarks to any other Person; and

                  (iv) to execute on behalf of Debtor any continuation statement with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral.

            (i) PURCHASE MONEY COLLATERAL. To the extent that Secured Party has advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or
      (ii) to Debtor, in which case Debtor
      covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

            (j) SUBROGATION. If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

            (k) INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS. DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTY HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, "CLAIMS"), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH 8(K) WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY.

      10.   ACKNOWLEDGMENT OF REGULATORY CONSIDERATIONS

            To the extent any of the Collateral consists of FCC Licenses, the following provisions shall apply:

            (a) NO PROHIBITED TRANSFERS. It is hereby acknowledged that assignment or transfer of control of the FCC Licenses without the prior approval of the FCC may constitute a prohibited transfer in violation of FCC rules and regulations. Secured Party agrees that exercise of its Rights hereunder, including transfer of FCC Licenses upon the occurrence of a Default or Potential Default, shall be effected only after the obtaining of any necessary approvals for such exercise.

            (b) ACTIONS BY DEBTOR. If counsel to Secured Party reasonably determines that the consent of the FCC is required in connection with any of the actions which may be taken by Secured Party in the exercise of their Rights hereunder or under the Loan Papers, then Debtor, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Secured Party in any action commenced by Secured Party to secure such consent and in such case Debtor shall retain control of its respective FCC Licenses until the FCC shall have granted its consent to the transfer of the FCC Licenses and related permits. Upon the occurrence and during the continuation of a Default or Potential Default, Debtor shall promptly execute or cause the execution of all applications, certificates, instruments, and other documents and papers that the Secured Party may be required to file in order to obtain any necessary governmental consent, approval, or authorization, and if Debtor fails or refuses to execute such documents, then, on the order of any court of competent jurisdiction, the Clerk of the Court with jurisdiction may execute such documents on behalf of Debtor. In addition, Debtor shall execute such applications and other documents and will take such other action as may be required in order for Secured Party to obtain from the FCC consent to operate the Towers, through a receiver or otherwise, during the time the Secured Party seeks to obtain a purchaser for the Towers and to submit any sale of the Towers to the FCC for approval. Debtor recognizes that FCC Licenses, franchises, and other similar agreements or authorizations are unique assets which (or the control of which) may have to be transferred in order for Secured Party adequately to realize the value of their Security Interests. Debtor further recognizes that a violation of this covenant would result in irreparable harm to Secured Party for which monetary damages are not readily ascertainable and which might not fully compensate Secured Party. Therefore, in addition to any other remedy which may be available to Secured Party, at Law or in equity, Secured Party shall have the remedy of specific performance of the provisions of this subsection.

            (c) FCC APPROVAL. Notwithstanding anything to the contrary contained in this Security Agreement, Secured Party will not take any action pursuant to this Security Agreement or any of the documents executed pursuant hereto which would constitute an assignment of an FCC License or any transfer of control of an FCC License if such assignment of license or transfer of control would require under then-existing Law (including the written rules and regulations promulgated by the FCC or such other regulatory authority with jurisdiction) the prior approval of the FCC or such other regulatory authority with jurisdiction, without first obtaining such approval. Debtor agrees to take, or cause to be taken, any action which Secured Party may reasonably request in order to obtain and enjoy the full Rights and benefits granted to Secured Party by this Security Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at Debtor's cost and expense, the exercise of its best efforts to cooperate in obtaining FCC approval of any action or transaction contemplated by this Security Agreement or any other instrument or agreement executed pursuant hereto which is then required by Law.

            (d) SUBSEQUENT ACTIONS BY DEBTOR. Debtor agrees that if, for any reason, the FCC or any such other regulatory authority with jurisdiction does not approve within a reasonable period of time the initial application for approval of the transfer of the FCC Licenses, then PARAGRAPHS 9(B) and (C) above hereof shall be applicable to any subsequent application for transfer of the FCC Licenses pursuant to action taken by Secured Party in the exercise of its Rights hereunder or under the Loan Papers. With respect to each subsequent proposed purchaser(s), Debtor agrees to execute all such applications and other documents and take all such other action as may be reasonably requested by Secured Party at any time and from time to time in order to obtain the approval by the FCC or any other regulatory authorities. Exercise by Secured Party of the Right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

      11.   MISCELLANEOUS.

            (a) CONTINUING SECURITY INTEREST. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Secured Party to advance Borrowings under the Credit Agreement and the payment in full of the Obligation; (ii) be binding upon Debtor, its successors, and assigns; and (iii) inure to the benefit of and be enforceable by the Secured Party, and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing CLAUSE (III), the Secured Party may assign or otherwise transfer any of their respective Rights under this agreement to any other Person, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to the Secured Party. Upon payment in full of the Obligation and the termination of the commitment of Secured Party to extend credit, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            (b) REFERENCE TO MISCELLANEOUS PROVISIONS. This Security Agreement is one of the "LOAN PAPERS" referred to in the Credit Agreement, and all provisions relating to Loan Papers set forth in SECTION 11 of the Credit Agreement, other than the provisions set forth in SECTIONS 11.7, are incorporated herein by reference, the same as if set forth herein verbatim.

            (c) TERM. Upon full and final payment and performance of the Obligation, this agreement shall thereafter terminate upon receipt by Secured Party of Debtor's written notice of such termination; PROVIDED THAT no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligation is received by such Obligor.
            (d) ACTIONS NOT RELEASES. The Security Interest and Debtor's obligations and Secured Party's Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation;
      (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Papers without the notification or consent of Debtor, EXCEPT as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, IT BEING UNDERSTOOD THAT Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ULTRA VIRES, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

            (e) WAIVERS. EXCEPT to the extent expressly otherwise provided herein or in other Loan Papers and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and
      (iii) all Rights of marshaling in respect of any and all of the Collateral.

            (f) FINANCING STATEMENT. Secured Party shall be entitled at any time to file this agreement or a carbon, photographic, or other reproduction of this agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this agreement.

            (g) AMENDMENTS. This instrument may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.
            (h) MULTIPLE COUNTERPARTS. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

            (i) PARTIES BOUND; ASSIGNMENT. This Security Agreement shall be binding on Debtor and Debtor's heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party's successors and assigns, EXCEPT THAT, Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

            (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ITS VALIDITY, INTERPRETATION, AND EFFECT IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT IF THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL TERMS USED HEREIN WHICH ARE DEFINED IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF TEXAS SHALL HAVE THE MEANINGS THEREIN STATED.


                        REMAINDER OF PAGE INTENTIONALLY BLANK.
                              SIGNATURE PAGE TO FOLLOW.

     EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.




___________________________,      ATTEST:                                (Seal)
as Debtor


By: ______________________________     ________________________________
    Name:  _______________________     Secretary/Assistant Secretary
    Title: _______________________     of Debtor


                                          _____________________________
                                          Printed Name

                                          WITNESSED:


                                          _____________________________
                                          Name: _______________________


                                          _____________________________
                                          Name: _______________________



NATIONSBANK, N.A.,                        WITNESSED:
as Secured Party


By:   ____________________________        _____________________________
      Name:  _____________________        Name: _______________________
      Title: _____________________

                                                _____________________________
                                                Name: _______________________





         SIGNATURE PAGE TO PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT

                                  EXHIBIT D-1

                     FORM OF OPINION OF COUNSEL OF BORROWER
                                 (DOBSON TOWER)

                               [Firm Letterhead]

                               December __, 1998

NationsBank, N.A., as Lender
901 Main Street, 64th Floor
Dallas, Texas 75202
Attn: Debra S. Wood

      RE:   CREDIT AGREEMENT FOR DOBSON TOWER COMPANY

Ladies and Gentlemen:

      We have acted as counsel to Dobson Tower Company ("BORROWER"), its Subsidiaries (collectively with Borrower, the "COMPANIES"), Dobson CC Limited Partnership (the "PARTNERSHIP), Everett R. Dobson Irrevocable Family Trust, Stephen T. Dobson Irrevocable Family Trust, Robbin L. Dobson Irrevocable Family Trust (collectively, the "FAMILY TRUSTS"), RLD, Inc., and Everett R. Dobson (collectively with the Subsidiaries, the Partnership, the Family Trusts, and RLD, Inc., the "GUARANTORS") ( in connection with the Term Loan
Agreement, dated as of December       , 1998 (as amended, modified,
supplemented, or restated from time to time, the "CREDIT AGREEMENT"), between Borrower and NationsBank, N.A., a national banking association ("LENDER"), and the Guaranties executed by Guarantors and delivered in connection with the Credit Agreement (each a "GUARANTY").

      This opinion is delivered pursuant to SECTION 7.1 of the Credit Agreement and PARAGRAPH [9] of SCHEDULE 7.1 to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

      In arriving at the opinions expressed below, we have examined such corporate, trust, and partnership documents and records of the Borrowers and Guarantors and such certificates of public officials and of officers of the Borrower and the Guarantors, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, originals or copies of (a) the Credit Agreement, (b) the Note, (c) the Guaranties executed by each Guarantor, (d) the Pledge, Assignment, and Security Agreement executed by Borrower in favor of Lender (the "SECURITY AGREEMENT"), (e) Financing Statements showing Borrower, as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions, and (f) other Collateral Documents (all of the foregoing are collectively, the "TRANSACTION DOCUMENTS"). In arriving at the opinions expressed below, we have also reviewed the originals or copies of the Towers Acquisition Agreement by and between Borrower and Sygnet Communications, Inc. and the Towers Lease by and between Borrower and Sygnet Communications, Inc. (the "TOWERS ACQUISITION DOCUMENTS").

      Based upon the foregoing, we are of the opinion that:

      1. Each Company and Guarantor that is a corporation (a) is a corporation validly existing and in good standing under the Laws of its state of incorporation, (b) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and (c) possesses all requisite corporate authority and power to conduct its business and execute,



                                                        ANNEX A TO EXHIBIT C
deliver, and comply with the terms of the Transaction Documents and Towers Acquisition Documents to which such Company or Guarantor is a party, which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Governmental Authority is required which has not been obtained.

      2. Each Guarantor that is a partnership (a) is a partnership validly existing and in good standing under the Laws of its state of formation, and
(b) possesses all requisite partnership authority and power to conduct its business and execute, deliver, and comply with the terms of the Transaction Documents to which such Guarantor is a party, which have been duly authorized and approved by all necessary partnership action and for which no approval or consent of any Person or Governmental Authority is required which has not been obtained.

      3. Each Guarantor that is a trust (a) is a trust validly existing and in good standing under the Laws of its state of formation, and (b) possesses all requisite trust authority and power to conduct its business and execute, deliver, and comply with the terms of the Transaction Documents to which such Guarantor is a party, which have been duly authorized and approved by all necessary trust action and for which no approval or consent of any Person or Governmental Authority is required which has not been obtained.

      4. Each Company and Guarantor has duly executed and delivered each Transaction Document or Towers Acquisition Document to which such Company or Guarantor is party.

      5. The Transaction Documents and Towers Acquisition Documents to which any Company or Guarantor is party evidence the valid and legally binding obligations of such Company or Guarantor, enforceable against such Company or Guarantor in accordance with their terms, EXCEPT as the enforcement may be limited by Debtor Relief Laws and EXCEPT that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

      6. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and Towers Acquisition Documents will not cause any Company or Guarantor to be in violation of its respective Partnership Agreement, Trust Agreement, Articles or Certificates of Incorporation, or Bylaws.

      7. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and Towers Acquisition Documents will not cause any Company or Guarantor to be in violation of any Laws.

      8. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and Towers Acquisition Documents will not cause any Company or Guarantor to be in default under any material, written, or oral agreements, contracts, commitments, or understandings to which any Company or Guarantor is a party.

      9. Each Company and Guarantor is in compliance in all material respects with all applicable Laws, federal, state, and local (including without limitation, the Communications Act, Environmental Laws, and those statutes administered by the public utility commission of the State of Oklahoma that, on the date of this opinion, exercises jurisdiction over the Companies or any Guarantor), material to the conduct of its business and operations. Except as have been obtained, no authorization, consent, approval, waiver, licenses, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority or non-governmental entity, under the terms of the contracts or otherwise, is required by reason of or in


                                                           EXHIBIT D-1
connection with the execution and performance of the Transaction Documents or the Towers Acquisition Documents.

      10. The execution and delivery of a Guaranty by the Guarantors party thereto and the performance by such Guarantors of their respective obligations thereunder will not violate any law, rule, regulation, or policy of any Governmental Authority.

      11. No Company or Guarantor is involved in, nor are we aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company or Guarantor. There are no outstanding orders or judgments for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, acquisition, or similar proceeding against any Company's or Guarantor's assets having a value (individually or collectively) of $1,000,000 or more.

      12. To the best of our knowledge, after reasonable investigation, EXCEPT as set forth on ANNEX A, no Company (a) has any other Subsidiaries or
(b) has transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

      13. No Company, no Affiliate of any Company, and no Guarantor is (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than regulations issued by the FCC and REGULATION X of the Board of Governors of the Federal Reserve System) which regulates the incurring by any Company of Debt, including, but not limited to, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services, or (b) EXCEPT as listed on ANNEX B attached hereto, a "UTILITY" defined in the Laws of the jurisdictions in which such Company or such Affiliate maintains assets or conducts business.

     [14.   No Company is required to obtain a certificate of convenience, certificate of necessity, or similar grant of authority from the Oklahoma Corporation Commission or any other Governmental Authority with respect to a Tower. No other permits, licenses, or certificates, are required to be obtained by any Company under the Laws in effect in Oklahoma, Ohio, Pennsylvania, or New York, including the Laws administered by Local Authorities, to operate any Tower as presently operated by such Company.] [BRACKETED LANGUAGE TO BE RENDERED IF NOT IN REGULATORY COUNSEL OPINION]

      15. The proceeds of the Term Loan are not to be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "MARGIN STOCK" as that term is defined in REGULATION U of the Board of Governors of the Federal Reserve System.

      16. No Company maintains any Employee Plan or has any obligations under an Employee Plan.

      17. The interest payable by Borrower pursuant to the Note and Credit Agreement is not in violation of the usury Laws of the State of Texas or the United States of America.

      18. The conditions precedent to the advance of the Term Loan have been waived in writing or satisfied in accordance with the Loan Papers.

      19. The Persons pledging to Lender any of the Pledged Shares (as defined in the Security Agreement) are the beneficial and record owners thereof, free and clear of any Liens or transfer restrictions [(other than restrictions on the amount thereof which may be sold.)]

      20. The Financing Statements are in sufficient form for recordation. When the Financing Statements have been filed and recorded in the jurisdictions listed on ANNEX A hereto, the Transaction Documents shall create and perfect valid and continuing security interests in favor of Lender, to the extent that the filing of financing statements is effective to perfect security interests in the Collateral, subject to the qualifications set forth in the Security Agreement with respect to licenses issued by the FCC. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lender's security interests in the assets and the stock created by the Security Agreement, EXCEPT for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of the applicable jurisdiction.

      This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Transaction Documents, and no person other than Lender, each assignee that hereafter becomes a Lender as permitted by the Credit Agreement, and the law firm of Haynes and Boone, LLP, is entitled to rely hereon without our prior written consent. This opinion is given as of the date hereof, and we have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause us to modify this opinion in whole or in part.

                                       Very truly yours,


                                       _______________________________

                                  EXHIBIT D-2

                  FORM OF OPINION OF SPECIAL REGULATORY COUNSEL
                                 (DOBSON TOWER)

                                [Firm Letterhead]

                               December ___, 1998

NationsBank, N.A., as Lender
901 Main Street, 64th Floor
Dallas, Texas 75202
Attn:  Debra S. Wood

       RE:  CREDIT AGREEMENT FOR DOBSON TOWER COMPANY

Ladies and Gentlemen:

      We have acted as special communications regulatory counsel to Dobson Tower Company ("BORROWER") and its Subsidiaries (collectively with Borrower, the "COMPANIES") in connection with the Credit Agreement, dated as of December __, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), between Borrower and NationsBank, N.A., a national banking association ("LENDER") and the related acquisition by Borrower of all cellular transmission towers owned by Sygnet Communications, Inc (the "TOWERS"), such acquisition transaction being herein referred to as the "TOWERS ACQUISITION."

      This opinion is delivered pursuant to SECTION 7.1 of the Credit Agreement and PARAGRAPH [12] of SCHEDULE 7.1 to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

      We have examined the articles of incorporation and bylaws of the Companies, the Loan Papers, the certificates of public convenience and necessity and similar authorizations issued to the Companies by the Federal Communications Commission ("FCC") and each state public utility commission ("PUC") that, on the date of this opinion, exercises jurisdiction over the Companies (each such PUC, an "APPLICABLE PUC"). See SCHEDULE I for the list of Applicable PUCs as of the date of this opinion. Our opinion is limited to the provisions of the Communications Act of 1934, as amended, 47 U.S.C.
Section 151 ET SEQ. (the "COMMUNICATIONS ACT"), and all laws administered by, and all rules, regulations, and published policies of, the FCC and Applicable PUCs, and we express no opinion and assume no responsibility as to the applicability of any other laws.

      Based upon the foregoing, we are of the opinion that:

      1. The Towers Acquisition does not require any approval by the FCC or any Applicable PUC

      2. The execution and delivery of the Credit Agreement and the Loan Papers by the Companies and the performance by the Companies of the Obligation will not violate any law, rule, regulation, or policy of the FCC or any Applicable PUC.

      3. The Companies' execution and delivery, and performance and compliance with, the terms and provisions of the Credit Agreement and the other Loan Papers: (a) will not result in a violation of the


                                                             EXHIBIT D-2

Communications Act or any PUC Laws: and (b) will not require further notice to or the approval of the FCC or any Applicable PUC.

      4. The ownership and operation by the Companies of the Towers are in compliance in all material respects with the Communications Act (including, without limitation, all FCC filing, reporting, prior approval, and similar requirements).

      5. No approval, authorization, consent, adjudication, or order of the FCC or any Applicable PUC which has not been obtained by the Companies as of this date is required to be obtained by the Companies in connection with any assignment or transfer of control, transfer of assets, or merger or other consolidation of operations by the Companies.

      6. To the best of our knowledge: (a) there is no outstanding decree or order that has been issued by the FCC or any Applicable PUC against any Company and no pending or threatened litigation, proceedings, notice of violation, order to show cause, complaint, inquiry, or investigation before the FCC or any Applicable PUC relating to any Company or relating to the Towers that might have any material adverse effect upon, or cause material disruption to, any Company or the ownership or operation of the Towers; and
(b) no action has been taken by the FCC or any Applicable PUC which might now, or after notice or lapse of time, or both, have any material adverse effect upon, or material disruption to, any Company or the ownership or operation of the Towers.

      This opinion letter is provided to Lender and Haynes and Boone, LLP, and their respective participants, assignees, or other transferees, by us in our capacity as special communications regulatory counsel to the Companies.

                                       Very truly yours,

                                       _______________________________

                                  SCHEDULE 6.1

                        CONDITIONS PRECEDENT TO CLOSING
                             (Dobson Tower Company)

       The Agreement and related Loan Papers shall not become effective unless Lender has received all of the following (unless otherwise indicated, all documents shall be dated as of December __, 1998, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

1. THE AGREEMENT. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower and Lender.

2.     NOTE.  The Note for Lender in the form of EXHIBITS A.

3. GUARANTY. A Guaranty, in the form of EXHIBIT C, executed by each Guarantor.

4. ARTICLES OF INCORPORATION. A copy of the Articles of Incorporation or Certificate of Incorporation, and all amendments thereto, of each Company and each Guarantor that is a corporation, each accompanied by a certificate that such copy is correct and complete, one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 30 days prior to the Closing Date), issued by the appropriate Governmental Authority of the jurisdiction of incorporation of each such Company, and one dated the Closing Date, executed by the President or Vice President and the Secretary or Assistant Secretary of each such Company.

5. BYLAWS. A copy of the Bylaws, and all amendments thereto, of each Company and each Guarantor that is a corporation, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, and executed by the President or Vice President and the Secretary or Assistant Secretary of each such Company.

6. PARTNERSHIP AGREEMENTS. Copies of the currently-effective Partnership Agreement for each Company and each Guarantor that is a partnership, and all amendments thereto, accompanied by a certificate of the General Partner or other appropriate managing partner dated as of the Closing Date that such copies are correct and complete; a certified copy of the Partnership Agreement for each Company and each Guarantor that is a partnership, each dated a Current Date, issued by the appropriate Governmental Authority of the jurisdiction in which such partnership is organized.

7. TRUST AGREEMENTS. Copies of the currently-effective Trust Agreement for each Company and each Guarantor that is a trust, and all amendments thereto, accompanied by a certificate of the Trustee or other appropriate Person dated as of the Closing Date that such copies are correct and complete.

8. GOOD STANDING AND AUTHORITY. Certificates of the appropriate Governmental Authorities of such jurisdictions as Lender may designate, each dated a Current Date, to the effect that each Company and each Guarantor that is a corporation or partnership is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

9. INCUMBENCY. Certificates of incumbency dated as of the Closing Date with respect to all officers, trustees, or partners of each Company and each Guarantor that is not an individual who will be authorized to execute or attest to any of the Loan Papers on behalf of each Company and each


                                                                 SCHEDULE 6.1

       Guarantor that is not an individual, executed by the President or a Vice President, and the Secretary or an Assistant Secretary, of each such Company (or General Partner or other appropriate managing partner for any Guarantor that is a partnership or Trustee for any Guarantor that is a trust).

10. RESOLUTIONS. Copies of resolutions duly adopted by the Board of Directors of each Company and each Guarantor that is a corporation that will be executing any Loan Paper as of the Closing Date, approving this Agreement and the other Loan Papers and authorizing the transactions contemplated in such Loan Papers, ACCOMPANIED BY a certificate of the Secretary or an Assistant Secretary of each such Company or Guarantor, dated as of the Closing Date, certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of each Company and each Guarantor that is a corporation, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

11. PARTNERSHIP AUTHORIZATION. For each Company and each Guarantor that will be executing any Loan Paper as of the Closing Date that is a partnership, evidence of authorization by the applicable partners, in each case authorizing the execution and full performance of the Loan Papers, and all other documents and actions required pursuant thereto, accompanied by a certificate from the general partner or other appropriate managing partner, dated as of the Closing Date, certifying that such copy is a true and correct copy of the authorizations adopted by the partnership and that such authorizations constitute all authorizations adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

12. TRUST AUTHORIZATION. For each Guarantor that will be executing any Loan Paper as of the Closing Date that is a trust, evidence of authorization by the necessary trustees authorizing the execution and full performance of the Loan Papers, and all other documents and actions required pursuant thereto, accompanied by a certificate from a trustee, dated as of the Closing Date, certifying that such copy is a true and correct copy of the authorizations adopted by the trust and that such authorizations constitute all authorizations adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

13. OPINION OF COUNSEL TO THE COMPANIES. The opinion of counsel to the Borrower, addressed to Lender, substantially in the form of EXHIBIT D-1.

14. OPINION OF SPECIAL REGULATORY COUNSEL TO THE COMPANIES. The opinion of special regulatory counsel to the Companies, addressed to Lender, substantially in the form of EXHIBIT D-2.

15. [Reliance Letters. Letters from counsel to parties to the Towers Acquisition Documents permitting Lenders to rely on opinions delivered pursuant thereto (if any).]

16. PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENTS. A Pledge, Assignment, and Security Agreement, substantially in the form and upon the terms of EXHIBIT C, executed by each Company, as debtor, and delivered to Lender as secured party, granting and creating Liens in favor of Lender in and to all of the Collateral, TOGETHER WITH (a) one or more Financing Statements, executed and delivered by each Company, as debtor, in favor of Lender as secured party, covering all such Collateral, and
       (b) delivery to Lender of all Pledged Shares and Collateral Notes (as such terms are defined in the Pledge, Assignment, and Security Agreement), together with executed blank stock powers for each

       Pledged Share certificate delivered and executed allonge endorsements for each Collateral Note delivered, all in form acceptable to Lender.

17. LIEN SEARCHES. Lien searches in the name of each Company, and any other name(s) as Lender may deem appropriate in each state where each Company maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Permitted Liens.

18. LIEN RELEASES. Payoff letters in form and substance reasonably acceptable to Lender relating to the payoff of all Debt of each Company (other than Permitted Debt) or duly executed releases or assignments of Liens and financing statements in recordable form as may be necessary to reflect that the Liens created by the Collateral Documents are first priority Liens (except for Permitted Liens).

19. CONSENTS, FILINGS, ETC. Evidence satisfactory to Lender and its counsel that the Companies have received all approvals, authorizations, consents, and waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery, and performance by any Company of the Loan Papers and all documents relating to the Towers Acquisition and Towers Lease, to which it is a party, including, without limitation,
       (a) all such approvals, authorizations, consents, and waivers disclosed in the Loan Papers or the documents relating to the Towers Acquisition and Towers Lease (including those required in connection with the assignment of material contracts), (b) any such approvals, authorizations, consents, or waivers reasonably required by Lender in connection with the granting of a security interest to Lender in each material contract acquired or assumed by any Company, and (c) all filings, consents, or approvals with or of Governmental Authorities necessary to enter into the Loan Papers or consummate the Towers Acquisition and Towers Lease, or any other transactions contemplated by the Loan Papers, as applicable, including, without limitation, all filings (if any) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the lapse of all waiting periods with respect thereto.

20. INSURANCE. Evidence that the Collateral is insured (including flood insurance) in such amounts, against such risks, with such deductibles, and with such insurers as may be satisfactory to Lender with loss payable to Lender, as its interests may appear, together with certificates evidencing such insurance (containing a standard mortgagee clause) with appropriate endorsements to satisfy SECTION.8.7 of the Agreement.

21.    UNRESTRICTED SUBSIDIARY DESIGNATION.  Evidence that Communications
       (a) has designated, Borrower and each Subsidiary of Borrower as "UNRESTRICTED SUBSIDIARIES" in compliance with the requirements of: (i) the Communications Bond Debt, (ii) the Certificate of Designation for the Senior Preferred Stock, (iii) the Credit Agreement dated as of March 25, 1998, among Dobson Operating Company (as "BORROWER"), Communications (as "GUARANTOR"), and First Union National Bank (as successor by merger to CoreStates Bank, N.A., as "ADMINISTRATIVE AGENT"), (iv) the Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company (as "BORROWER"), and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT"), and
       (v) the 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company (as "BORROWER"), and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT"), and (b) has provided all required notices, certifications, and resolutions to the Trustee under the Communications Bond Debt or other parties, as required by the Communications Bond Debt.

22. PAYMENT OF FEES AND CLOSING FEES. Payment of all fees payable on or prior to the Closing Date to Lender as provided for in SECTION 4 of the Agreement, together with reimbursements to Lender for all fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, attorneys' fees and expenses).

23. TAX SHARING AGREEMENT. An acknowledgment executed by the Companies that they are subject to the Tax Sharing Agreement.

24. TOWERS ACQUISITION. (i) A fully-executed copy of the Towers Acquisition Agreement by and between Dobson Sygnet and Borrower, dated as of December __, 1998, together with all material amendments, schedules and exhibits thereto, certified as true, correct, and complete by a Responsible Officer of Borrower; (ii) evidence satisfactory to Lender and its counsel that the Towers Acquisition has been consummated in accordance with the terms of the agreement described in clause (i) preceding, and that all material conditions stated therein have been satisfied without waiver.

25. EQUITY CONTRIBUTIONS. Evidence satisfactory to Lender that capital contributions in the form of preferred stock in form and upon terms acceptable to Lender in an amount greater than or equal to $7,500,000.00 have been made from DCC Limited Partnership to Borrower.

26. FAIRNESS OPINION. Evidence satisfactory to Lender in the form of a fairness opinion that the considertion to be paid for the Towers is fair to Borrower from a financial point of view.

27. OTHER DOCUMENTS. Such other agreements, documents, instruments, opinions, certificates, and evidences as Lender may reasonably request.

                                  SCHEDULE 7.2

                              FCC AND PUC LICENSES
                        (Dobson/Sygnet Operating Company)


    None.























                                                            SCHEDULE 7.2

                                  SCHEDULE 7.3

                     CAPITAL STOCK AND PARTNERSHIP INTERESTS
                              (Dobson Tower Company)


    None.




                                                                 SCHEDULE 7.3

                                 SCHEDULE 7.14

                              MATERIAL AGREEMENTS
                             (Dobson Tower Company)


1. That certain Term Loan Agreement dated as of December 23, 1998, between Dobson Tower Company and NationsBank, N.A.

2. That certain Asset Purchase Agreement by and between Sygnet
Communications, Inc. and Dobson Tower Company, together with all attendant documents and assumed lease agreements associated therewith.

3. That certain Master Site License Agreement by and between Dobson Tower Company and Sygnet Communications, Inc.















                                                        SCHEDULE 7.14